UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 25, 2024
Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Fifth Floor, Waterloo Exchange,
Waterloo Road, Dublin 4, Ireland D04 E5W7
(Address of principal executive offices, including zip code)

011-353-1-634-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Results of Matters Presented at the 2024 Annual General Meeting of Shareholders
On July 25, 2024, we held our 2024 annual general meeting of shareholders, or the Annual Meeting, at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. At the Annual Meeting, our shareholders voted on five proposals, each of which is described in more detail in our definitive proxy statement on Schedule 14A as filed with the SEC on June 14, 2024, or the Proxy Statement. The results of the matters presented at the Annual Meeting, based on the presence in person or by proxy of holders of 58,033,376 of the 63,062,356 ordinary shares entitled to vote, are described below.
Proposal 1
Proposal 1 was to elect by separate resolutions each of the four nominees for director named below to hold office until our 2027 annual general meeting of shareholders. Each of the four nominees for director was elected as follows:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Laura J. Hamill	52,774,330	1,432,999	133,482	3,692,565
Patrick Kennedy	52,306,399	1,901,706	132,706	3,692,565
Kenneth W. O'Keefe	50,931,857	3,280,188	128,766	3,692,565
Mark D. Smith, M.D.	50,507,449	3,685,604	147,758	3,692,565
Proposal 2
Proposal 2 was to ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin as our independent auditors for the fiscal year ending December 31, 2024 and to authorize, in a binding vote, our board of directors, acting through the audit committee, to determine the auditors’ remuneration. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
56,719,225	1,184,200	129,951	—
Proposal 3
Proposal 3 was to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
49,319,464	4,780,265	241,082	3,692,565
Proposal 4
Proposal 4 was to indicate, on a non-binding advisory basis, the preferred frequency of the advisory vote on the compensation of our named executive officers. This proposal was approved as follows:

One Year	Two Years	Three Years	Abstain
52,718,915	54,976	1,372,716	194,204
Proposal 5
Proposal 5 was to grant our board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
52,568,310	5,308,898	156,168	—
Proposal 6
Proposal 6 was to approve any motion to adjourn the Annual Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 5. As no motion to adjourn the Annual Meeting was made, Proposal 6 was not put to a vote of the shareholders at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Neena Patil
Name:	Neena Patil
Title:	Executive Vice President and Chief Legal Officer
Date: July 26, 2024